Exhibit 99.1

Contact:	Suzanne Hurt Bottomline Technologies 603-501-5203 shurt@bottomline.com

Bottomline Technologies Reports Third Quarter Results

Operating Results Highlight Quarter

PORTSMOUTH, N.H.—April 29, 2003—Bottomline Technologies® (Nasdaq: EPAY), a leading global technology provider of Financial Resource Management (FRM) software and services, today reported financial results for the third quarter of fiscal 2003.

Revenues for the third quarter were $18.6 million compared with $17.7 million in the second quarter of the current fiscal year and $18.0 million in the third quarter of last year. The net loss for the third quarter was $2.2 million, or a net loss per share of $0.14, compared with a net loss of $9.1 million and a net loss per share of $0.59 in the third quarter of last year, reflecting a decrease in the amortization of intangible assets during the current quarter.

During the third quarter, operating expenses included acquisition-related charges of $2.3 million, which represented amortization of intangible assets of approximately $2.2 million and amortization of stock compensation charges of $31,000 associated with stock options assumed in the acquisitions. Excluding these acquisition-related charges, pro forma net income for the third quarter was $41,000, or a pro forma net income per share of $0.00.

“During the March quarter, we achieved the goal we established at the beginning of the fiscal year of pro-forma break-even results by the third quarter. Our goal has been improvement. We are encouraged with the progress achieved in the quarter with respect to profit, revenues and margins. We also were named an IBM Advanced Business Partner and signed the first outsourced payments contract in North America with a three year commitment,” said Joe Mullen, president and CEO of Bottomline Technologies. “The quarter’s results indicate our ability to manage expenses to sustainable revenues while at the same time investing in new markets and growth opportunities.”

Revenues for the nine months ended March 31, 2003 were $52.6 million. The net loss for the nine months ended March 31, 2003 was $26.1 million, or a net loss per share of $1.67.

The results for the nine months ended March 31, 2003 include the cumulative effect of an accounting change in the amount of $13.8 million related to a goodwill impairment charge recorded by the company in connection with the transition to FASB Statement 142. The net loss before the cumulative effect of the accounting change was $12.3 million, or a net loss per share of $0.79.

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During the nine months ended March 31, 2003, operating expenses included acquisition-related charges of $6.8 million, which represented amortization of intangible assets of approximately $6.7 million and amortization of stock compensation charges of $95,000 associated with stock options assumed in the acquisitions. Excluding these acquisition-related charges and before the cumulative effect of the accounting change, the pro forma net loss for the nine months ended March 31, 2003 was $5.5 million, or a pro forma net loss per share of $0.36.

Bottomline has presented non GAAP financial measures in the form of pro forma results as part of this earnings release since management believes it is a more accurate measurement of Bottomline’s overall operating performance. A reconciliation of the GAAP net loss to the pro forma results for the third quarter and year to date period is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2003	2002	2003	2002
GAAP Net Loss	$(2,225)	$(9,056)	$(26,056)	$(28,445)
Cumulative Effect of Accounting Change	—	—	13,764	—
Amortization of Intangible Assets	2,235	8,297	6,660	25,016
Stock Compensation Expense	31	103	95	307

Pro forma Income (Loss)	$41	$(656)	$(5,537)	$(3,122)

Customer Highlights:

•	Bottomline sold financial resource management solutions to new and existing customer organizations, including Sisters of Providence Health Systems, Circuit City Stores, Commonwealth of Massachusetts, Christies, Sainsbury’s, Hitachi Semiconductor, Walt Disney Company and Boston College.

•	Bottomline North America signed its first outsourced payments contract. This multi-year contract with delaTerra Capital streamlines payments by automating the settlement and electronic payment for agricultural goods. Bottomline’s outsourced services platform met delaTerra’s requirement for a fully supported, highly robust solution delivered on a monthly subscription basis.

•	Safeco signed on to utilize Bottomline’s Legal Billing service with their law firms nationwide to streamline and consolidate their legal billing. Bottomline’s Legal Billing group implemented several hundred law firms during the quarter in support of the rollout, which follows a highly successful regional pilot program.

•	Bottomline Europe was selected by one of the largest global banks under a multi-year arrangement to outsource the bank’s corporate customers multi-currency check production.

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Corporate and Product Highlights:

•	During the third quarter Bottomline was named an IBM Advanced Business Partner. Teamed together, Bottomline and IBM will provide customers with cash management and treasury software and services to help them lower their financial transaction costs, improve enterprise-wide processes and visibility, and enhance security and fiscal control.

•	Demand for Bottomline’s WebSeries and PayBase® technology platforms continues in the European marketplace. Reaching new and existing customers, Bottomline Europe closed a total of 53 sales of these products during the third quarter.

•	Bottomline North America became fully operational at an AT&T regional Internet Data Center, which serves as the primary hosting partner for Bottomline’s Legal Billing and Outsourced Services offerings. Focusing on the needs of customers, Bottomline selected AT&T because it offers the industry’s most reliable, secure and scaleable Web hosting service for business critical applications.

•	During the third quarter, Bottomline sold 270,000 shares of its common stock to General Atlantic Partners, LLC for $1.5 million. The proceeds will be used to facilitate Bottomline’s domestic and international growth strategies. The sale of an additional 730,000 shares was provided for by the agreement with General Atlantic but will not be completed since the requisite clearance could not be obtained from Nasdaq to effect such sale without stockholder approval.

Bottomline will host a conference call to discuss its financial results beginning at 5:00 p.m. today. Please see the corresponding advisory issued April 22, 2003 for information on the call. The call will also be broadcast live at www.bottomline.com and a replay will be available on the website following the call.

About Bottomline Technologies

Bottomline Technologies® (Nasdaq: EPAY) is a leading global technology provider of Financial Resource Management (FRM) solutions. Bottomline’s comprehensive set of FRM offerings enables businesses and financial institutions to more effectively manage their critical financial transactions, cash decisions and trading partner relationships, leveraging the Web. FRM applications include Electronic Payments and Cash Management, Electronic Invoice Receipt and Management, Electronic Invoice Presentment and Payment (EIPP), Electronic Banking and Information Reporting. Founded in 1989, Bottomline maintains its corporate headquarters in Portsmouth, NH and international headquarters in Reading, England. For more information, visit Bottomline on the Web at www.bottomline.com, or dial (800) 243-2528 or (603) 436-0700.

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Cautionary Language

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding our ability to reduce expenses, achieve profitability, realize expected revenues from our backlog and expected benefits of use of our products and future growth or results. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. More information about potential factors that could affect the company’s business and financial results is included in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q including (without limitation) under the captions, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Factors That May Affect Future Results”, which are on file with the Securities and Exchange Commission (http://www.sec.gov). The accompanying condensed statements of operations and balance sheets are an integral part of this announcement.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002
Revenues:
Software licenses	$3,598	$4,231
Service and maintenance	10,588	9,088
Equipment and supplies	4,458	4,673

Total revenues	18,644	17,992

Cost of revenues:
Software licenses	425	274
Service and maintenance	4,996	4,119
Equipment and supplies	3,593	3,430

Total cost of revenues	9,014	7,823

Gross profit	9,630	10,169

Operating expenses:
Sales and marketing	4,014	4,728
Product development and engineering:
Product development and engineering	2,487	3,271
Stock compensation expense	31	103
General and administrative	2,661	2,759
Amortization of intangible assets	2,235	8,297

Total operating expenses	11,428	19,158

Loss from operations	(1,798)	(8,989)
Other income (expense), net	(412)	46

Loss before provision for income taxes	(2,210)	(8,943)
Provision for income taxes	15	113

Net loss	(2,225)	$(9,056)

Net loss per share:
Basic and diluted	$(0.14)	$(0.59)

Shares used in computing net loss per share:
Basic and diluted	15,619	15,470

Pro forma (excluding acquisition-related charges):(1)
Net income (loss)	$41	$(656)

Basic and diluted net income (loss) per share	$0.00	$(0.04)

(1)	Pro forma presentation excludes amortization of intangible assets and amortization of stock compensation expense, net of tax.

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Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Nine Months Ended March 31,
	2003	2002
Revenues:
Software licenses	$9,697	$12,498
Service and maintenance	29,843	28,728
Equipment and supplies	13,108	15,292

Total revenues	52,648	56,518

Cost of revenues:
Software licenses	1,279	938
Service and maintenance	15,649	13,981
Equipment and supplies	10,085	11,097

Total cost of revenues	27,013	26,016

Gross profit	25,635	30,502

Operating expenses:
Sales and marketing	13,403	14,216
Product development and engineering:
Product development and engineering	9,089	10,387
Stock compensation expense	95	307
General and administrative	8,505	8,610
Amortization of intangible assets	6,660	25,016

Total operating expenses	37,752	58,536

Loss from operations	(12,117)	(28,034)
Other expense, net	(130)	(208)

Loss before provision for income taxes and cumulative effect of accounting change	(12,247)	(28,242)
Provision for income taxes	45	203

Net loss before cumulative effect of accounting change	(12,292)	(28,445)
Cumulative effect of accounting change	13,764	—

Net loss	$(26,056)	$(28,445)

Basic and diluted:
Loss per share before cumulative effect of accounting change	$(0.79)	$(1.98)
Cumulative effect of accounting change	(0.88)	—

Net loss per share	$(1.67)	$(1.98)

Shares used in computing basic and diluted net loss per share:	15,577	14,356

Pro forma (excluding acquisition-related charges):(1)
Net loss	$(5,537)	$(3,122)

Basic and diluted net loss per share	$(0.36)	$(0.22)

(1)	Pro forma presentation is before the cumulative effect of accounting change and excludes amortization of intangible assets and amortization of stock compensation expense, net of tax.

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Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2003	June 30, 2002
Assets
Current assets:
Cash and cash equivalents	$23,879	$25,931
Accounts receivable	13,483	15,242
Other current assets	3,952	3,960

Total current assets	41,314	45,133
Property and equipment	6,203	6,955
Intangible assets	23,749	43,540
Other assets	1,349	1,689

Total assets	$72,615	$97,317

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,698	$5,154
Accrued expenses	5,794	5,574
Deferred revenue and deposits	13,092	13,452
Current portion of long-term debt	253	253

Total current liabilities	23,837	24,433
Long-term debt	—	253

Total liabilities	23,837	24,686

Stockholders’ equity
Common stock	16	16
Additional paid-in-capital	164,809	164,022
Deferred compensation	(203)	(474)
Accumulated other comprehensive income	917	182
Treasury stock	(4,128)	(4,538)
Retained deficit	(112,633)	(86,577)

Total stockholders’ equity	48,778	72,631

Total liabilities and stockholders’ equity	$72,615	$97,317

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